SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

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Progress Software Corporation

(Name of Registrant as Specified In Its Charter)

Progress Software Corporation

(Name of Person(s) Filing Proxy Statement)

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SCHEDULE 14A INFORMATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
VOTING PROCEDURES
ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
DIRECTORS’ COMPENSATION
SECURITY OWNERSHIP OF CERTAIN HOLDERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE COMPENSATION
OPTION/SAR GRANTS IN FISCAL 2003
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
EMPLOYEE RETENTION AND MOTIVATION AGREEMENTS
AUDIT COMMITTEE REPORT
PRINCIPAL ACCOUNTING FEES AND SERVICES
POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITOR
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
STOCK PERFORMANCE GRAPH
Summary of the Provisions of the Plan
Summary of Federal Income Tax Consequences
SELECTION OF AUDITORS
EXPENSES OF SOLICITATION
PROPOSALS OF SHAREHOLDERS FOR 2005 ANNUAL MEETING
AVAILABLE INFORMATION
Appendix A
Appendix B

PROGRESS SOFTWARE CORPORATION

14 Oak Park
Bedford, Massachusetts 01730

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Progress Software Corporation (the “Company”) will be held on Thursday, April 22, 2004, commencing at 10:00 A.M., local time, at the principal executive offices of the Company, 14 Oak Park, Bedford, Massachusetts 01730, for the following purposes:

1.	To fix the number of directors constituting the full Board of Directors of the Company at six;

2.	To elect six directors;

3.	To approve an amendment to the Company’s 1991 Employee Stock Purchase Plan, as amended, to increase the maximum number of shares that may be issued under such plan from 2,300,000 shares to 3,200,000 shares; and

4.	To transact such other business as may properly come before the meeting and any adjournment thereof.

      The Board of Directors has fixed the close of business on February 26, 2004 as the record date for determination of shareholders entitled to receive notice of and vote at the meeting and any adjournment thereof.

By Order of the Board of Directors,

James D. Freedman
Clerk

March 22, 2004

      YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

PROGRESS SOFTWARE CORPORATION

14 Oak Park
Bedford, Massachusetts 01730

PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Progress Software Corporation (the “Company”) of proxies for use at the 2004 Annual Meeting of Shareholders (the “2004 Annual Meeting”) to be held on April 22, 2004, at 10:00 A.M., local time, at the principal executive offices of the Company, 14 Oak Park, Bedford, Massachusetts 01730. It is anticipated that this Proxy Statement and the accompanying form of proxy will first be mailed to shareholders on or about March 22, 2004.

      At the 2004 Annual Meeting, the shareholders of the Company will be asked to consider and vote upon the following matters:

1.	To fix the number of directors constituting the full Board of Directors of the Company at six;

2.	To elect six directors;

3.	To approve an amendment to the Company’s 1991 Employee Stock Purchase Plan, as amended, to increase the maximum number of shares that may be issued under such plan from 2,300,000 shares to 3,200,000 shares; and

4.	To transact such other business as may properly come before the meeting and any adjournment thereof.

      The information contained in the “Audit Committee Report” on pages 11 and 12, the “Compensation Committee Report” on pages 13 and 14 and the “Stock Performance Graph” on page 16 shall not be deemed “filed” with the Securities and Exchange Commission (the “Commission”) or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

VOTING PROCEDURES

      Only holders of record of Common Stock outstanding at the close of business on February 26, 2004 are entitled to vote at the 2004 Annual Meeting and any adjournment thereof. As of that date, there were 35,708,769 shares outstanding and entitled to vote. Each outstanding share entitles the holder to one vote on any proposal presented at the meeting.

      Any shareholder who has given a proxy may revoke it at any time prior to its exercise at the 2004 Annual Meeting by giving written notice of such revocation to the Clerk of the Company, by signing and duly delivering a proxy bearing a later date or by attending and voting in person at the 2004 Annual Meeting. Duly executed proxies received and not revoked prior to the meeting will be voted in accordance with the instructions indicated in the proxy. If no instructions are indicated, such proxies will be voted FOR the proposal to fix the number of directors constituting the full Board of Directors at six, FOR the election of the nominees for director named in the proxy, FOR the amendment to the Company’s 1991 Employee Stock Purchase Plan, as amended, and in the discretion of the proxies as to other matters that may properly come before the 2004 Annual Meeting.

      Votes withheld from any nominee for election as director, abstentions and broker “non-votes” will be counted as present or represented at the meeting for purposes of determining the presence or absence of a quorum for the meeting. A broker “non-vote” occurs when a broker or other nominee who holds shares for a beneficial owner withholds its vote on a particular proposal with respect to which it does not have discretionary voting power or instructions from the beneficial owner. Abstentions and broker “non-votes” with respect to a proposal are not included in calculating the number of votes cast on the proposal and therefore do not have the effect of voting against the proposal. An automated system administered by the Company’s transfer agent tabulates the votes.

      The Board of Directors of the Company knows of no other matters to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted in accordance with the judgment of the persons named as proxies.

      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement and the Company’s 2003 annual report may have been sent to multiple shareholders in a single household. The Company will promptly deliver a separate copy of either document to shareholders who so request by calling or writing to the Company at the following address: Progress Software Corporation, 14 Oak Park Drive, Bedford, Massachusetts 01730, phone 781-280-4000 Attn: Investor Relations. Shareholders who would like to receive separate copies of the Company’s annual reports and proxy statements in the future, or if who would like to receive only one copy per household should contact his or her bank, broker or other nominee record holder, or contact the Company at the above address and phone number.

ELECTION OF DIRECTORS

      The Company’s by-laws provide for a Board of Directors, the number of which shall be fixed from time to time by the shareholders of the Company, and may be enlarged or reduced by vote of a majority of the Board of Directors. Currently the Board of Directors is comprised of six members. The Nominating and Corporate Governance Committee of the Board of Directors has recommended that the number of directors be fixed at six and has nominated for election as directors Joseph W. Alsop, Larry R. Harris, Roger J. Heinen, Jr., Michael L. Mark, Scott A. McGregor and Amram Rasiel, each of whom is currently a director of the Company. Each director elected at the 2004 Annual Meeting will hold office until the next annual meeting of Shareholders or special meeting in lieu thereof and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. There are no family relationships among any of the executive officers or directors of the Company.

      Each of the nominees has agreed to serve as a director if elected, and the Company has no reason to believe that any nominee will be unable to serve. In the event that one or more nominees should become unwilling or unable to serve, however, the persons named in the enclosed proxy will vote shares represented by proxy for such other person or persons as may thereafter be nominated for director by the Nominating and Corporate Governance Committee of the Board of Directors of the Company.

      If a quorum is present at the meeting, a majority of the votes properly cast will be required to fix the number of directors at six and a plurality of the votes properly cast will be required to elect a nominee to the office of director.

      The Board of Directors recommends that you vote FOR fixing the number of directors at six and FOR the election of the six individuals named below as directors of the Company.

Nominee	Age	Present Principal Employer and Recent Business Experience

Joseph W. Alsop	58	Mr. Alsop, a Co-Founder of the Company, has been a director and Chief Executive Officer of the Company since its inception in 1981.
Larry R. Harris	56	Mr. Harris has been a director of the Company since January 1995. Mr. Harris is a founder of EasyAsk, Inc., a software maker of information retrieval solutions, and has been its Chairman since 1996.
Roger J. Heinen, Jr.	53	Mr. Heinen has been a director of the Company since March 1999. Mr. Heinen is a Managing Director of Flagship Ventures, a venture capital company. Mr. Heinen formerly served as Senior Vice President, Developer Division, Microsoft Corporation. Mr. Heinen is also a director of ANSYS Inc.
Michael L. Mark	58	Mr. Mark has been a director of the Company since July 1987. Mr. Mark is a private investor and principal of Walnut Venture Associates, an early stage technology funding partnership. Mr. Mark is also a director of Netegrity, Inc.
Scott A. McGregor	47	Mr. McGregor has been a director of the Company since March 1998. Mr. McGregor is President and CEO of Philips Semiconductors. From 1998 to 2001 he was Senior Vice President and General Manager of Philips Electronics, North America.
Amram Rasiel	74	Mr. Rasiel has been a director of the Company since April 1983. Mr. Rasiel is a private investor.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

      The Board of Directors of the Company held five meetings during the fiscal year ended November 30, 2003. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and of any committee of the Board of Directors on which he served. There are three standing committees of the Board of Directors, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Upon consideration of the requirements regarding director independence set forth in The Nasdaq Stock Market rules 4200 and 4350, the Board of Directors has determined that, with the exception of Mr. Alsop, all members of the Board of Directors and, without exception, all members of the committees of the Board of Directors are independent within the meaning of such rules.

      The Audit Committee, of which Messrs. Heinen, Mark and Rasiel are members, assists the Board of Directors in fulfilling its oversight responsibilities relating to the financial information which will be provided to shareholders and others, the internal control system which management and the Board of Directors have established, the independence and performance of the independent auditors and the audit process. The Audit Committee operates under a written charter adopted by the Board of Directors. The Nominating and Corporate Governance Committee and the Audit Committee continuously monitors developments related to the Sarbanes-Oxley Act of 2002 and corporate governance practices are updated accordingly. The Audit Committee held six meetings during the fiscal year ended November 30, 2003. Although the Board of Directors determined that no member of the Audit Committee qualifies as a financial expert, the Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee.

      The Compensation Committee, of which Messrs. Heinen and McGregor are members, held one meeting during the fiscal year ended November 30, 2003. The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees of the Company and determines the salaries and incentive compensation for executive officers of the Company. The Compensation Committee also administers the Company’s stock plans.

      The Nominating and Corporate Governance Committee, of which Messrs. Harris and Heinen are members, is responsible for identifying qualified candidates for election to the Board of Directors and nominating the candidates proposed for election as directors at the Annual Meeting. It also assists in determining the composition of the board of directors and its committees, in developing and monitoring a process to assess board effectiveness and in developing and implementing the Company’s corporate governance guidelines. The Nominating and Corporate Governance Committee was formed in December 2003 and operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this Proxy Statement. A copy of the charter can also be found on the Company’s website at http://www.progress.com under the Investor Relations page.

      The Board of Directors has adopted a Finance Code of Professional Ethics that applies to the Chief Executive Officer, Chief Financial Officer, Corporate Controller and other employees of the finance organization. A copy of such code is attached as Appendix B to this Proxy Statement. In addition, a copy of the Company’s Code of Conduct, applicable to all officers, directors and employees, which includes the Finance Code of Professional Ethics can be found on the Company’s website at http://www.progress.com under the Investor Relations page.

      While the Company encourages all members of the Board of Directors to attend its annual meetings of shareholders, there is no formal policy as to their attendance at such meetings. No members of the Board of Directors attended the 2003 annual meeting of shareholders.

      The Board of Directors welcomes communications from the Company’s shareholders. Any shareholder may communicate with either the Board as a whole, or with any individual Director by sending a written communication c/o the Board of Directors at the Company’s offices located at: 14 Oak Park, Bedford, MA 01730. All communications sent to the Board of Directors will be forwarded to the Board, as a whole, or to the individual Director to whom such communication was addressed.

DIRECTORS’ COMPENSATION

      Each of the Company’s non-employee directors who rendered services during fiscal 2003 was awarded a grant of options to purchase 14,000 shares of Common Stock pursuant to the Company’s 1997 Stock Incentive Plan and has been reimbursed, upon request, for expenses incurred in attending Board of Directors’ meetings. In addition, each member of the Audit and Compensation Committees was awarded an additional grant of options to purchase 2,000 shares of Common Stock pursuant to the Company’s 1997 Stock Incentive Plan. Each of these options was exercisable in full commencing on the date of grant. During fiscal 1998, Mr. McGregor was granted an option to purchase 60,000 shares of Common Stock, pursuant to the Company’s 1994 Stock Incentive Plan, of which 10,000 shares vested during fiscal 2003 and which continued to vest in equal monthly installments through February 2004. Each option granted expires on the tenth anniversary of the date of grant and has an exercise price equal to the closing price of the Common Stock, as reported by The Nasdaq Stock Market, National Market System on the date of grant. Directors who are employees of the Company are not paid any separate fees and do not receive stock options for their service as a director.

SECURITY OWNERSHIP OF CERTAIN HOLDERS AND MANAGEMENT

      The following table sets forth the number of shares of the Company’s Common Stock beneficially owned by all persons known by the Company to be the beneficial owners of more than 5% of the Company’s outstanding Common Stock, by each of the Company’s current directors, by each of the executive officers named in the Summary Compensation Table appearing on pages 8 and 9, and by all executive officers and directors of the Company as a group, as of March 15, 2004.

	Beneficially Owned
	Shares

Name and Address of Beneficial Owner (1)	Number	Percent

Private Capital Management, L.P.(2)	4,031,369	11.28%
Bruce S. Sherman
and
Gregg J. Powers
8889 Pelican Bay Blvd., Suite 500 Naples, FL 34108
Joseph W. Alsop (3)	2,811,691	7.43%
14 Oak Park Bedford, MA 01730
Barclays Global Investors, N.A. (4)	2,465,912	6.90%
111 Center Street Little Rock, AR 72201
T. Rowe Price Associates, Inc. (5)	2,238,867	6.26%
100 East Pratt Street Baltimore, MD 21202
Amram Rasiel(6)	522,000	1.46%
Richard D. Reidy(7)	431,330	1.19%
David G. Ireland(8)	419,515	1.16%
Norman R. Robertson(9)	287,913	*
Michael Mark(10)	118,000	*
Scott A. McGregor(11)	114,000	*
Larry R Harris(12)	68,000	*
Gregory J. O’Connor(13)	48,838	*
Roger J. Heinen, Jr.(14)	43,000	*
All executive officers and directors as a group (13 persons)(15)	5,017,190	12.71%

*	Less than 1%

(1)	All persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the other information contained in the footnotes to this table.

(2)	Derived from Schedule 13G/ A filed February 13, 2004. The persons named reported beneficial ownership of the following shares: Private Capital Management, L.P. (4,031,369); Bruce S. Sherman (4,058,519); and Gregg J. Powers (4,031,369). Mr. Sherman is CEO of Private Capital Management (“PCM”) and Mr. Powers is President of PCM. In these capacities, Messrs. Sherman and Powers exercise shared dispositive and shared voting power with respect to shares held by PCM’s clients and managed by PCM. Messrs. Sherman and Powers disclaim beneficial ownership of the shares held by PCM’s clients and disclaim the existence of a group.

(3)	Includes 2,139,300 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2004

(4)	Derived from Schedule 13G/ A filed February 17, 2004.

(5)	Derived from Schedule 13G/ A dated February 11, 2004. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6)	Includes 52,000 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2004.

(7)	Includes 430,693 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2004.

(8)	Includes 399,202 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2004.

(9)	Includes 279,214 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2004.

(10)	Includes 52,000 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2004.

(11)	Includes 102,000 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2004.

(12)	Includes 68,000 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2004.

(13)	Includes 46,061 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2004.

(14)	Includes 43,000 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2004

(15)	Includes 3,750,692 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2004.

Information related to securities authorized for issuance under equity compensation plans as of November 30, 2003 is as follows:

EQUITY COMPENSATION PLAN INFORMATION

(In thousands, except per share data)

	Number of		Number of
	Securities to be	Weighted-average	Securities
	Issued Upon	Exercise Price of	Remaining
	Exercise of	Outstanding	Available
	Outstanding	Options,	For
	Options, Warrants	Warrants and	Future
Plan Category	and Rights	Rights	Issuance

Equity compensation plans approved by shareholders	7,960	$12.24	1,257
Equity compensation plans not approved by shareholders	3,860	16.31	2,340

Total	11,820	$13.57	3,597

      The Company has one equity compensation plan, the 2002 Nonqualified Stock Plan (2002 Plan), for which the approval of shareholders was not required or sought. Executive officers and members of the Board of Directors are not eligible for awards under the 2002 Plan. Awards under the 2002 Plan may include nonqualified stock options, grants of conditioned stock, unrestricted grants of stock, grants of stock contingent upon the attainment of performance goals and stock appreciation rights. No awards other than nonqualified stock options have been granted under the 2002 Plan. A total of 6,500,000 shares are issuable under the 2002 Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, the Company’s securities with the Securities and Exchange Commission. This information is also filed with The Nasdaq Stock Market. Such directors, executive officers and ten-percent shareholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on a review of the copies of such forms received by it, and on written representations from certain reporting persons, the Company believes that with respect to the fiscal year ended November 30, 2003, its directors, officers and ten-percent shareholders complied with all applicable Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During the last fiscal year, the Company did not engage in any transaction or series of similar transactions in which the amount involved exceeded or exceeds $60,000 and in which any of our directors or executive officers, any holder of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, nor was any director or executive officers or any of their family members indebted to us or any of our subsidiaries in any amount in excess of $60,000 at any time.

EXECUTIVE COMPENSATION

      The following table sets forth a summary of the compensation earned by (i) the Company’s Chief Executive Officer and (ii) the Company’s four most highly compensated executive officers other than the CEO during the 2003 fiscal year (collectively, the “Named Executive Officers”), for services rendered in fiscal 2003, 2002 and 2001.

Summary Compensation Table

				Long Term
				Compensation
				Awards

		Annual Compensation			All Other
				Securities Underlying	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Options/SARs(#)(1)	($)(2)

Joseph W. Alsop	2003	$350,000	$351,000	250,000	$41,177
Co-Founder and	2002	$350,000	$260,000	250,000	$32,944
Chief Executive Office	2001	$350,000	$152,750	250,000	$27,305
David G. Ireland	2003	$300,000	$233,100	150,000	$31,839
President, the Progress	2002	$297,499	$163,353	150,000	$25,795
Company	2001	$286,666	$101,609	150,000	$18,935
Gregory J. O’Connor	2003	$240,000	$86,400	—	$22,377
President, Sonic Software	2002	$244,968	$97,500	— (3)	$19,146
Corporation	2001	$205,000	$68,250	— (3)	$11,574
Richard D. Reidy	2003	$250,000	$179,280	100,000	$25,141
Senior Vice President, Products	2002	$246,666	$131,204	100,000	$19,482
and Corporate Development	2001	$236,706	$70,512	100,000	$14,551
Norman R. Robertson	2003	$250,000	$179,280	100,000	$26,467
Senior Vice President,	2002	$245,792	$130,808	100,000	$20,798
Finance and Administration	2001	$239,166	$67,791	100,000	$15,866
and Chief Financial Officer

(1)	The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during fiscal 2003, 2002 or 2001.

(2)	The amounts disclosed in this column include:

(a)	Company contributions for fiscal 2003 of $12,480 to a defined contribution plan, the Progress Software Corporation 401(k) Plan (the “401(k) Plan”) for each of the Named Executive Officers.

(b)	Payments by the Company for fiscal 2003 401(k) Plan matching contributions in excess of participation limits imposed on higher-paid individuals under federal tax law, as follows: Mr. Alsop, $25,584; Mr. Ireland, $16,433; Mr. O’Connor, $8,580; Mr. Reidy, $11,307; and Mr. Robertson, $11,282.

(c)	Payments by the Company in fiscal 2003 of elected taxable long term disability insurance premiums for the benefit of the following executive officers: Mr. Alsop, $1,308; Mr. Ireland, $1,121; Mr. O’Connor, $897; Mr. Reidy, $934; and Mr. Robertson, $934.

(d)	Imputed income in fiscal 2003 of term life insurance premiums for the benefit of the following executive officers: Mr. Alsop, $1,805; Mr. Ireland, $1,805; Mr. O’Connor $420; Mr. Reidy, $420; and Mr. Robertson, $1,771.

(e)	Company contributions for fiscal 2002 to the 401(k) Plan of $11,000 for each of the Named Executive Officers.

(f)	Payments by the Company for fiscal 2002 401(k) Plan matching contributions in excess of participation limits imposed on higher-paid individuals under federal tax law, as follows: Mr. Alsop, $19,164; Mr. Ireland, $12,961; Mr. O’Connor, $6,944; Mr. Reidy, $8,055; and Mr. Robertson, $7,842.

(g)	Payments by the Company in fiscal 2002 of elected taxable long term disability insurance premiums for the benefit of the following executive officers: Mr. Alsop, $975; Mr. O’Connor, $741; and Mr. Robertson, $975.

(h)	Imputed income in fiscal 2002 of term life insurance premiums for the benefit of the following executive officers: Mr. Alsop, $1,805; Mr. Ireland, $1,834; Mr. O’Connor, $461; Mr. Reidy, $427; and Mr. Robertson, $981.

(i)	Company contributions for fiscal 2001 to the 401(k) Plan of $7,650 for each of the Named Executive Officers.

(j)	Payments by the Company for fiscal 2001 401(k) Plan matching contributions in excess of participation limits imposed on higher-paid individuals under federal tax law, as follows: Mr. Alsop, $16,875; Mr. Ireland, $9,382; Mr. O’Connor, $3,408; Mr. Reidy, $6,474; and Mr. Robertson, $6,275.

(k)	Payments by the Company in fiscal 2001 of elected taxable long term disability insurance premiums for the benefit of the following executive officers: Mr. Alsop, $975; Mr. O’Connor, $160; and Mr. Robertson, $975.

(l)	Imputed income in fiscal 2001 of term life insurance premiums for the benefit of the following executive officers: Mr. Alsop, $1,805; Mr. Ireland, $1,903; Mr. O’Connor, $356; Mr. Reidy, $427; and Mr. Robertson, $966.

(3)	During fiscal 2002, Mr. O’Connor was granted options to purchase 500,000 shares of common stock of Sonic Software Corporation, a subsidiary of the Company (“Sonic”). During fiscal 2001, Mr. O’Connor was granted options to purchase 1,100,000 shares of common stock of Sonic. Mr. O’Connor’s options were granted at fair market value as determined by an independent third party.

OPTION/ SAR GRANTS IN FISCAL 2003

      The following table sets forth certain information with respect to the grant of stock options in fiscal year 2003 to each of the Named Executive Officers.

						Potential
	Individual Grants					Realizable Value at
						Assumed Annual
	Number of		% of Total			Rates of Stock Price
	Securities		Options/SARs			Appreciation for
	Underlying		Granted to	Exercise		Option Term(5)
	Options/SARs		Employees in	Price	Expiration
Name	Granted(#)		Fiscal Year(3)	($/Share)(4)	Date	5%($)	10%($)

Joseph W. Alsop	125,000	(1)	4.11%	$15.07	2/23/13	$1,189,771	$3,010,318
	125,000	(2)	4.11%	$21.86	11/10/13	$1,752,051	$4,408,397
David G. Ireland	75,000	(1)	2.47%	$15.07	2/23/13	$713,862	$1,806,191
	75,000	(2)	2.47%	$21.86	11/10/13	$1,051,230	$2,645,038
Gregory J. O’Connor	—		—	—	—	$—	$—
Richard D. Reidy	50,000	(1)	1.64%	$15.07	2/23/13	$475,908	$1,204,127
	50,000	(2)	1.64%	$21.86	11/10/13	$700,820	$1,763,359
Norman R. Robertson	50,000	(1)	1.64%	$15.07	2/23/13	$475,908	$1,204,127
	50,000	(2)	1.64%	$21.86	11/10/13	$700,820	$1,763,359

(1)	These options vest monthly over a 60-month period commencing on March 1, 2003.

(2)	Options vest on the date of grant with respect to 15% of the total amount, thereafter in equal monthly installments over a 51-month period commencing on December 1, 2003.

(3)	The Company granted options to purchase a total of 3,042,155 shares of Common Stock to employees in fiscal 2003. The Company granted no SARs during fiscal 2003.

(4)	All options were granted at fair market value, which was determined by the Compensation Committee to be the closing price of the Common Stock on the date of grant, as reported by The Nasdaq Stock Market, National Market System.

(5)	The amounts shown represent hypothetical values that could be achieved for the respective options if exercised at the end of their option terms. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the respective options were granted to the date of their expiration. The gains shown are net of the option price, but do not include deductions for taxes or other expenses that may be associated with the exercise. Actual gains, if any, on stock option exercises will depend on future performance of the Common Stock, the optionholders’ continued employment through the option period, and the date on which the options are exercised.

AGGREGATED OPTION/ SAR EXERCISES IN LAST

FISCAL YEAR AND FISCAL YEAR-END OPTION/ SAR VALUES

      The following table sets forth certain information with respect to option exercises in fiscal 2003 and the value of unexercised options, as of November 30, 2003, for each of the Named Executive Officers.

			Number of	Value of
			Securities Underlying	Unexercised
			Unexercised	In-the-Money
			Options/SARs at	Options/SARs at
			Fiscal Year-End(#)(1)	Fiscal Year-End($)(1)(2)

	Shares Acquired	Value	Exercisable/	Exercisable/
Name	On Exercise(#)	Realized($)	Unexercisable	Unexercisable

Joseph W. Alsop	—	$—	2,664,400/565,500	$27,759,119/$3,367,368
David G. Ireland	71,000	$929,627	350,202/326,500	$2,720,093/$1,905,912
Gregory J. O’Connor	15,704	$248,990	46,061/ —	$444,612/$ —
Richard D. Reidy	86,500	$1,376,644	387,166/235,112	$3,874,723/$1,481,313
Norman R. Robertson	99,622	$1,405,278	245,272/219,000	$1,852,920/$1,282,316

(1)	As of November 30, 2003 the Company had issued no SARs.

(2)	Calculated on the basis of an assumed value of $21.12 per share, which was the average of the high and the low sale prices of the Company’s Common Stock on November 28, 2003, as reported by The Nasdaq Stock Market, less the applicable exercise price.

EMPLOYEE RETENTION AND MOTIVATION AGREEMENTS

      The Company has entered into an agreement (an “Employee Retention and Motivation Agreement”) with each of the Named Executive Officers (“Covered Persons”). Each Employee Retention and Motivation Agreement provides for certain payments and benefits upon a Change in Control (as defined in such agreement) of the Company and upon an Involuntary Termination (as defined in such agreement) of the Covered Person’s employment by the Company. Upon a Change in Control, the final twelve-month vesting portion of each outstanding unvested option grant held by the Covered Persons shall automatically become vested and each Covered Person’s annual cash bonus award shall be fixed and guaranteed at his respective target level. Payment of such bonus will immediately occur on a pro-rata basis with respect to the elapsed part of the relevant fiscal year and the balance of such bonus will be paid at the end of such fiscal year or immediately upon Involuntary Termination of such Covered Person if such event occurs prior to the end of the relevant fiscal year. Upon Involuntary Termination of a Covered Person, the final twelve-month vesting portion of each outstanding unvested option grant held by such Covered Person shall automatically become vested. If such Involuntary Termination occurs within six months following a Change in Control then the Covered Person shall receive a lump sum payment equal to nine months of target compensation and such Covered Person’s benefits shall continue for nine months. If such Involuntary Termination occurs after six months but prior to twelve months following a Change in Control then the Covered Person shall receive a lump sum payment equal to six months of target compensation and such Covered Person’s benefits shall continue for six months.

AUDIT COMMITTEE REPORT

      In accordance with its written charter, the Audit Committee assists the Board of Directors (the “Board”) in fulfilling its oversight responsibilities relating to the financial information which will be provided to the shareholders and others, the internal control system which management and the Board have established, the independence and performance of the independent auditors and the audit process. Each member of the Audit Committee is independent as defined by The Nasdaq Stock Market’s listing standards.

      Management is responsible for the internal controls, preparation, and integrity of the Company’s financial statements. The Company’s independent auditors, Deloitte & Touche LLP, are responsible for performing an audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing an opinion on the financial statements. The Audit Committee has met and held discussions with management and the independent auditors regarding the internal controls, financial reporting practices and the audit process of the Company.

      The Audit Committee obtained from Deloitte & Touche LLP the written disclosures and letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”. The Audit Committee and Deloitte & Touche LLP have also discussed such disclosures and letter, as well as the independence of Deloitte & Touche LLP.

      The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended November 30, 2003 with management and the independent auditors. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

      The Audit Committee reviewed and discussed with Deloitte & Touche LLP the communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, and discussed the results of the independent auditors’ examination of the financial statements.

      Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended November 30, 2003, for filing with the Securities and Exchange Commission.

Michael L. Mark, Chairman
Roger J. Heinen, Jr.
Amram Rasiel

PRINCIPAL ACCOUNTING FEES AND SERVICES

      Aggregate fees billed to the Company for services performed for the fiscal year ended November 30, 2003 and November 30, 2002 by the Company’s principal accounting firm, Deloitte & Touche LLP, are as follows:

	Fiscal 2003	Fiscal 2002

Audit Fees(1)	$577,000	$524,000
Tax Fee(2)	$544,000	$483,000
Audit Related Fees(3)	$60,000	$48,000
All Other Fees	$—	$—

(1)	Includes statutory audit fees related to the Company’s wholly owned foreign subsidiaries as the results of these audits are utilized in the audit of the consolidated financial statements. In accordance with the policy on audit committee pre-approval, 100% of audit services provided by the independent auditor are pre-approved.

(2)	Includes fees primarily for tax compliance, tax advice and tax planning (domestic and international). In accordance with the policy on audit committee pre-approval, 100% of tax services provided by the independent auditor are pre-approved.

(3)	Includes fees related to the performance of audits and attest services not required by statute or regulations, due diligence related to mergers, acquisitions, proposed transactions, and accounting consultations regarding the application of generally accepted accounting principles to proposed transactions. In accordance with the policy on audit committee pre-approval, 100% of audit related services provided by the independent auditor are pre-approved.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE

NON-AUDIT SERVICES OF INDEPENDENT AUDITOR

      The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent auditor.

      Requests for specific services by the independent auditor which comply with the auditor services policy are reviewed by the Company’s Finance, Tax, and Internal Audit departments. Requests approved by the group are aggregated and submitted to the Audit Committee in one of the following ways:

      (1) Request for approval of services at a meeting of the Audit Committee; or (2) Request for approval of services by Mr. Mark, Chairman of the Audit Committee and then the approval by the full committee at the next meeting of the Audit Committee.

      The request may be made with respect to either specific services or a type of service for predictable or recurring services.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The current members of the Compensation Committee of the Company’s Board of Directors are Roger J. Heinen Jr. and Scott A. McGregor. Neither of them is or has ever been an officer or employee of the Company or of any of its subsidiaries. No member of the Compensation Committee is a party to any relationship required to be disclosed under Item 402 or Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission.

COMPENSATION COMMITTEE REPORT

      The Company’s executive compensation program is established by the Compensation Committee. The Company’s philosophy is to reward executives based upon corporate and individual performance as well as to provide long-term incentives for the achievement of future financial and strategic goals. These goals include growth of the Company, defined primarily in terms of growth in revenue and earnings per share. It is also the Company’s philosophy to base a significant portion of the executive’s total compensation opportunity on performance incentives consistent with the scope and level of the executive’s responsibilities.

      The executive compensation program for fiscal 2003 consisted of the following three elements: (1) base salary; (2) incentive compensation in the form of annual cash bonus awards earned under the Company’s Fiscal 2003 Bonus Programs for Executives and Key Contributors (the “2003 Bonus Programs”); and (3) equity-based long-term incentive compensation in the form of stock options. The Compensation Committee believes that executive compensation should be aligned with long-term shareholder value. Therefore, the elements of the executive compensation program are weighted such that the equity-based long-term element is potentially the most rewarding element. All elements of the executive compensation program are designed to be competitive with those of comparable technology companies. A further explanation of the elements of the executive compensation program as they relate to the CEO is provided below.

      Total cash compensation is comprised of base salary and annual bonus. Base salary increases for fiscal 2003 were based upon individual, business unit or departmental contribution and performance. The 2003 Bonus Programs were established by the Compensation Committee and approved by the Board of Directors. For each participant, the 2003 Bonus Programs provided for a specified payment as a percentage of base salary depending on the attainment of specific operating metrics related to the Company’s various business units, primarily focused on revenue growth and operating profit. The targets for the operating metrics are approved by the Board of Directors. If the Company or relevant business unit achieves 100% of its targeted operating metrics, 100% of the specified bonus is paid. More or less than 100% of the specified bonus may be paid depending on the Company’s level of achievement and the Compensation Committee’s assessment of the Company’s strength, stability and strategic position, as well as individual contribution.

      Total cash compensation received by Mr. Alsop increased for fiscal year 2003 compared to fiscal year 2002 by 15%. Mr. Alsop’s increase in fiscal 2003 total cash compensation was entirely due to a higher payout of cash bonus. Mr. Alsop’s bonus was based on fiscal 2003 Company accomplishments as compared to target objectives as described above. Base salary for Mr. Alsop remained the same during fiscal year 2003 as compared to fiscal year 2002.

      Long-term incentive compensation, in the form of stock options, is intended to correlate executive compensation with the Company’s long-term success as measured by the Company’s stock price. Stock options are tied to the future success of the Company because options granted have an exercise price equal to the closing market value at the date of the grant and will only provide value to the extent that the price of the Company’s stock increases above the exercise price. Since options granted generally vest monthly over a five-year period, option participants are encouraged to continue employment with the Company. Based on the foregoing considerations, during fiscal 2003, Mr. Alsop and the other Named Executive Officers received grants of stock options as disclosed in the Option Grant Table on pages 9 and 10.

      The Compensation Committee approved a discretionary matching contribution to the 401(k) Plan for fiscal 2003, representing up to 6.2% of each eligible employee’s calendar year compensation, including base salary, commissions and bonus, depending on the employee’s length of service with the Company and the employee’s contribution level. The Named Executive Officers also received such a contribution, except that, due to limitations imposed on 401(k) matching contributions to higher-paid individuals under federal tax law, a portion of the contributions that otherwise would have been received by Mr. Alsop and the other Named Executive Officers disclosed in the Summary Compensation Table, pursuant to the 401(k) Plan were instead paid directly to such individuals. All such amounts are disclosed under “Other Compensation” in the Summary Compensation Table on pages 8 and 9.

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) imposes an annual limit of $1,000,000 on tax deductions that an employer may claim for compensation of certain executives. Section 162(m) of the Code provides exceptions to the deduction limitation for “performance-based” compensation, and it is the intent of the Compensation Committee to take advantage of such exceptions to the extent feasible and in the best interests of the Company.

Roger J. Heinen, Jr.
Scott A. McGregor

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

      On December 11, 2003, the Board of Directors formed a Nominating and Corporate Governance Committee, composed of Messrs. Harris and Heinen, and determined that those individuals each meet the independence requirements for nominating committee members set forth in the rules of The Nasdaq Stock Market. The Nominating and Corporate Governance Committee is responsible for identifying qualified candidates for election to the Board of Directors and nominating the candidates proposed for election as directors at the Annual Meeting.

      In selecting director nominees, the Nominating and Corporate Governance Committee seeks candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of the shareholders. The Nominating and Corporate Governance Committee has established the following minimum requirements: having at least five years of business experience, having no identified conflicts of interest as a prospective director of the Company, having not been convicted in a criminal proceeding aside from traffic violations during the five years prior to the date of selection, and being willing to comply with the Company’s Code of Conduct and Finance Code of Professional Ethics. The Nominating and Corporate Governance Committee retains the right to modify these minimum qualifications from time to time. Exceptional candidates who do not meet all of these criteria may still be considered.

      The Nominating and Corporate Governance Committee reviews the qualifications and backgrounds of the Directors, as well as the overall composition of the Board, and nominates candidates for election at the annual meeting of shareholders. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews each such director’s overall past service to the Company, including the number of meetings attended, level of participation, quality of performance, and whether the director continues to meet applicable independence standards. In the case of a new director candidate, the Nominating and Corporate Governance Committee determines whether the candidate meets the applicable independence standards, and the level of the candidate’s financial expertise. The candidate will also be interviewed by the Nominating and Corporate Governance Committee. Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability. To date, no third parties have been compensated for assisting in identifying or evaluating potential nominees.

      The Nominating and Corporate Governance Committee will consider Director candidates recommended by shareholders, and does not alter the manner in which it evaluates candidates based on whether or not the candidate was recommended by a shareholder. Shareholders may recommend Director candidates for consideration by the Nominating and Corporate Governance Committee by sending a written communication to the committee at the Company’s offices located at: 14 Oak Park, Bedford, MA 01730. Recommendations sent by shareholders must provide the candidate’s name, biographical data and qualifications including age, five-year employment history with employer names and a description of the employer’s business, whether such individual can read and understand fundamental financial statements, other board memberships (if any), and such other information as reasonably available and sufficient to enable the Nominating and Corporate Governance Committee to evaluate the minimum qualifications stated above. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. Written notice must be given at least 90 days prior to the date of the next annual meeting of shareholders.

STOCK PERFORMANCE GRAPH

      The following line graph compares the Company’s cumulative shareholder return with that of a broad market index (Nasdaq Stock Market Index for U.S. Companies) and a published industry index (Nasdaq Computer and Data Processing Services Stocks). Each of these indices is calculated assuming that $100 was invested on November 30, 1998.

Comparison of 5 Year Cumulative Total Return

Among Progress Software Corporation, The Nasdaq Stock Market (U.S.) Index
and The Nasdaq Computer and Data Processing Index

	11/98	11/99	11/00	11/01	11/02	11/03

Progress Software Corporation	$100	$157	$102	$135	$107	$166

Nasdaq Stock Market (U.S.)	$100	$172	$133	$99	$77	$102

Nasdaq Computer & Data Processing	$100	$189	$126	$90	$73	$82

PROPOSED AMENDMENT TO THE PROGRESS SOFTWARE CORPORATION 1991

EMPLOYEE STOCK PURCHASE PLAN

      The Progress Software Corporation 1991 Employee Stock Purchase Plan (the “Plan”) was adopted by the shareholders of the Company at a special meeting of shareholders held on July 1, 1991. The Plan was amended and restated in March 1998. As of February 26, 2004, a total of 2,300,000 shares of Common Stock were authorized for issuance under the Plan, of which approximately 303,659 remained available and reserved for issuance. The Company believes that the availability of an adequate reserve of shares for issuance under the Plan will benefit the Company by providing employees with an opportunity to acquire shares of the Company’s Common Stock and will enable the Company to attract, retain and motivate valued employees. In March 2004, the Board of Directors unanimously approved an increase in the number of shares of Common Stock reserved for issuance under the Plan by 900,000 shares to a total of 3,200,000 shares, which increase is subject to shareholder approval being received at the 2004 Annual Meeting.

Summary of the Provisions of the Plan

      The following summary of the Plan, as amended, is qualified in its entirety by the specific language of the Plan, a copy of which is available to any shareholder upon request.

      Any employee of the Company or any present or future subsidiary of the Company is eligible to participate in the Plan so long as the employee is customarily employed for at least twenty (20) hours per week and for more than five (5) months in a calendar year. No person who owns or holds, or as a result of participation in the Plan would own or hold, stock or options to purchase stock, together equal to 5% or more of the total outstanding Common Stock of the Company is entitled to participate in the Plan. No employee may exercise an option granted under the Plan that permits the employee to purchase Common Stock having a value of more than $25,000 (determined using the fair market value of the stock at the time such option is granted) in any calendar year.

      Participation in the Plan is limited to eligible employees who authorize payroll deductions (within ranges specified by the Compensation Committee) pursuant to the Plan. There are currently approximately 1,500 employees eligible to participate in the Plan, of whom approximately 513 are participating. Once an employee becomes a participant in the Plan, that employee will automatically participate in successive Offering Periods, as described below, until such time as that employee withdraws from the Plan, becomes ineligible to participate in the Plan, or his or her employment ceases. A participant may be enrolled in only one Offering Period at a time.

      Each offering of Common Stock under the Plan is for a period of 27 months (an “Offering Period”). Offering Periods are overlapping, with a new 27-month Offering Period beginning every three months. New Offering Periods begin on each January 1, April 1, July 1 and October 1. Each Offering Period is comprised of nine three-month exercise periods (“Exercise Periods”). Shares are purchased on the last business day of each Exercise Period, in March, June, September and December (“Exercise Dates”). The Board of Directors may establish different Offering Periods or Exercise Periods under the Plan.

      On the first day of an Offering Period, the Company grants to employees participating in such Offering Period an option to purchase shares of Common Stock. On the Exercise Date of each Exercise Period, the employee is deemed to have exercised the option, at the exercise price, to the extent of accumulated payroll deductions. The option exercise price is an amount equal to 85% of the fair market value per share of the Common Stock on either the first day of the Offering Period or the Exercise Date, whichever is lower. If the fair market value of the Common Stock on an Exercise Date (other than the last Exercise Date of an Offering Period) is less than its fair market value on the first day of an Offering Period, then after the exercise of the option, all participants will automatically be withdrawn from that offering and enrolled in the new Offering Period.

      Subject to certain limitations, the number of shares of Common Stock a participant purchases in each Exercise Period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during the Exercise Period by the option exercise price. If an employee is no longer a participant on an Exercise Date, the employee’s option, which would have been automatically exercised on such date, will be automatically terminated, and the amount of the employee’s accumulated payroll deductions will be refunded.

      A participant may elect to increase or decrease the amount of his or her payroll deductions at any time. A reduction in the amount of a participant’s payroll deductions will be effective seven (7) business days after the Company receives written notice from the participant and will apply to the first full pay period commencing after such date. An increase in the amount of a participant’s payroll deductions will be effective seven (7) business days after the Company receives written notice from the participant and will apply to the first full

Exercise Period commencing after such date. A participant may withdraw from an Offering Period at any time without affecting his or her eligibility to participate in future Offering Periods. If a participant withdraws from an Offering Period, that participant may not again participate in the same Offering Period.

      The Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee, at its sole discretion, may establish a minimum holding period, for shares of stock acquired by a participant or a participant’s beneficiary upon exercise of an option granted under the Plan. Currently, the Compensation Committee has set a three (3) month holding period. The Plan will continue until terminated by the Board of Directors.

      If the increase in the number of shares reserved for issuance under the Plan is approved by the shareholders of the Company, the Company intends to file a Registration Statement on Form S-8 covering the shares of Common Stock issuable as a result of such increase, and upon the effectiveness of such registration statement all such shares will be, when issued, eligible for resale in the public market.

      The company is unable to determine the dollar value and number of options or amounts that will be received by or allocated to any of the Company’s executive officers, such officers as a group, or employees who are not executive officers as a group, as a result of the increase in the number of shares subject to purchase under the Plan. If the proposed amendment had been in effect during fiscal 2003, it would not have affected the number of options received by or allocated to participants in fiscal 2003.

      The Board of Directors may, in its discretion, at any time, terminate or amend the Plan except that no such termination may affect options previously granted nor may any amendment make a change in any option previously granted which would adversely affect the rights of an option holder under the Plan.

Summary of Federal Income Tax Consequences

      A participant in the Plan recognizes no taxable income either as a result of participation in the Plan or upon exercise of an option to purchase shares of Common Stock under the terms of the Plan.

      If a participant disposes of shares purchased upon exercise of an option granted under the Plan within two years from the first day of the applicable Offering Period or within one year from the Exercise Date (a “Disqualifying Disposition”), the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The amount of ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant’s holding period is more than twelve (12) months, or short-term if the participant’s holding period is twelve (12) months or less.

      If the participant disposes of shares purchased upon exercise of an option granted under the Plan at least two years after the first day of the applicable Offering Period and at least one year after the Exercise Date, the participant will realize ordinary income in the year of disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the exercise price or (ii) the excess of the fair market value of the shares on the first day of the applicable Offering Period over the exercise price. The amount of any ordinary income will be added to the participant’s basis in the shares, and any additional gain recognized upon the disposition after such basis adjustment will be a long — term capital gain. If the fair market value of the shares on the date of disposition is less than the exercise price, there will be no ordinary income and any loss recognized will be a long term capital loss.

      If the participant still owns the shares at the time of death, the lesser (i) the excess of the fair market value of the shares on the date of death over the exercise price or (ii) the excess of the fair market value of the shares on the first day of the Offering Period in which the shares were purchased over the exercise price will constitute ordinary income in the year of death.

      The Company is generally entitled to a tax deduction in the year of a Disqualifying Disposition equal to the amount of ordinary income recognized by the participant as a result of such disposition. In all other cases, no deduction is allowed by the Company.

      The foregoing is only a summary of the effect of the United States income tax laws and regulations upon an employee and the Company with respect to an employee’s participation in the Plan. This summary does not purport to be a complete description of all federal tax implications of participation in the Plan, nor does it discuss the income tax laws of any municipality, state or foreign country in which a participant may reside or otherwise be subject to tax. Participants are strongly urged to consult their own tax advisor concerning the application of the various tax laws that may apply to a participant’s particular situation.

      If a quorum is present at the 2004 Annual Meeting, a majority of the votes properly cast will be necessary to approve the proposed amendment to the Plan.

      The Board of Directors recommends that you vote FOR the proposal to amend the Plan.

SELECTION OF AUDITORS

      The Board of Directors has selected the firm of Deloitte & Touche LLP, independent certified public accountants, to serve as the Company’s independent auditors for the fiscal year ending November 30, 2004. The Company has been advised that a representative of Deloitte & Touche LLP will be present at the 2004 Annual Meeting. This representative will have the opportunity to make a statement if he desires and will be available to respond to appropriate questions presented at the meeting.

EXPENSES OF SOLICITATION

      The cost of solicitation of proxies will be borne by the Company and in addition to soliciting shareholders by mail, the Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs in forwarding proxy materials to the beneficial owners of shares held of record by them. Directors, officers and regular employees of the Company may, without additional compensation, solicit shareholders in person or by mail, telephone, facsimile, or otherwise following the original solicitation.

PROPOSALS OF SHAREHOLDERS FOR 2005 ANNUAL MEETING

      The Company anticipates that its 2005 Annual Meeting of Shareholders will be held on or about April 21, 2005. Proposals of shareholders of the Company intended to be presented at the 2005 Annual Meeting must, in order to be included in the Company’s Proxy Statement and the form of proxy for the 2005 Annual Meeting, be received at the Company’s principal executive offices by November 22, 2004.

      Under the by-laws of the Company, any shareholder intending to present any proposal (other than a proposal made by, or at the direction of, the Board of Directors of the Company) at the 2005 Annual Meeting, must give written notice of such proposal (including certain information about any nominee or matter proposed and the proposing shareholder) to the Clerk of the Company not less than 60 days nor more than 90 days prior to the date of the scheduled annual meeting; provided, however, that if less than 70 days’ notice or prior public disclosure of the scheduled annual meeting is given or made, such notice, to be timely, must be given within 10 days following such public disclosure or mailing of such notice, whichever is earlier.

AVAILABLE INFORMATION

      Shareholders of record on February 26, 2004 will receive with this Proxy Statement a copy of the Company’s 2003 Annual Report on Form 10-K, containing detailed financial information concerning the Company. The Company’s 2003 Annual Report filed on Form 10-K is also available on-line from the U.S. Securities and Exchange Commission’s EDGAR database at the following address: www.sec.gov/cgi-bin/srch-edgar?progress+software.

Appendix A

CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

      The nominating and corporate governance committee of the board of directors of Progress Software Corporation shall consist of a minimum of two directors, each of whom shall be an “independent director” within the meaning of Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market, as amended from time to time. Members of the committee shall be appointed and may be removed by the board of directors.

      The purposes of the committee shall be to assist the board in identifying qualified individuals to become board members, in determining the composition of the board of directors and its committees, in developing and monitoring a process to assess board effectiveness and in developing and implementing the company’s corporate governance guidelines.

      In furtherance of this purpose, the committee shall have the following authority and responsibilities:

1.	To lead the search for individuals qualified to become members of the board of directors and to select director nominees to be presented for stockholder approval at the annual meeting. The committee shall select individuals as director nominees who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of the stockholders.

2.	To review the board of directors’ committee structure and to recommend to the board for its approval directors to serve as members of each committee. The committee shall review and recommend committee slates annually and shall recommend additional committee members to fill vacancies as needed.

3.	To develop and recommend to the board of directors for its approval a set of corporate governance guidelines. The committee shall review the guidelines on an annual basis, or more frequently if appropriate, and recommend changes as necessary.

4.	To develop and recommend to the board of directors for its approval an annual self-evaluation process of the board and its committees. The committees shall oversee the annual self-evaluations.

5.	To review on an annual basis director compensation and benefits.

6.	The committee shall have the authority to retain any search firm engaged to assist in identifying director candidates, and to retain outside counsel and any other advisors as the committee may deem appropriate in its sole discretion. The committee shall have sole authority to approve related fees and retention terms.

7.	The committee shall report its actions and recommendations to the board after each committee meeting and shall conduct and present to the board an annual performance evaluation of the committee. The committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the board for approval.

Appendix B

PROGRESS SOFTWARE’S FINANCE CODE OF PROFESSIONAL ETHICS

      Compliance with the Code of Professional Ethics, other policies and laws is the responsibility of all Finance employees of Progress Software Corporation and all of its current and future operating companies and subsidiaries (collectively “Progress Software”) including Data Direct Technologies, Nusphere Corporation, ObjectStore, PeerDirect Corporation, the Progress Company, PeerDirect Corporation, PSC Labs and Sonic Software Corporation.

      Progress Software’s Chief Executive Officer (CEO), Chief Financial Officer (CFO), Corporate Controller and other employees of the finance organization hold an important and elevated role in corporate governance in that they are uniquely capable and empowered to ensure that all stakeholders’ interests are appropriately balanced, protected and preserved. This Finance Code of Professional Ethics embodies principles to which we are expected to adhere and advocate. These principles for ethical business conduct encompass rules regarding both individual and peer responsibilities, as well as responsibilities of Progress Software employees, the public and other stakeholders. The CEO, CFO and Finance organization employees are expected to abide by this Code as well as all applicable Progress Software business conduct standards. Any violations of the Progress Software Finance Code of Professional Ethics may result in disciplinary action, up to and including termination of employment.

      All employees covered by this Finance Code of Professional Ethics will:

•	Act with honesty and integrity, avoiding actual or apparent conflicts of interest in their personal and professional relationships.

•	Provide stakeholders with information that is accurate, complete, objective, fair, relevant, timely and understandable, including in our filings with and other submissions to the U.S. Securities and Exchange Commission.

•	Comply with rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies.

•	Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing one’s independent judgment to be subordinated.

•	Respect the confidentiality of information acquired in the course of one’s work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of one’s work will not be used for personal advantage.

•	Share knowledge and maintain professional skills important and relevant to stakeholder’s needs.

•	Proactively promote and be an example of ethical behavior as a responsible partner among peers, in the work environment and the community.

•	Achieve responsible use, control, and stewardship over all Progress Software assets and resources that are employed or entrusted to us.

•	Not unduly or fraudulently influence, coerce, manipulate, or mislead any authorized audit or interfere with any auditor engaged in the performance of an internal or independent audit of Progress Software’s financial statements or accounting books and records.

      If you are aware of any suspected or known violations of this Code of Professional Ethics, the Code of Conduct or other Progress Software policies or guidelines, you have a duty to promptly report such concerns either to your manager, another responsible member of management, a Human Resources representative, the

Compliance Officer or the 24-hour independent third party ethics and compliance “Hotline”. Additionally, if you have a concern about a questionable accounting or auditing matter and wish to submit the concern confidentially or anonymously, you may do so by sending an e-mail to (conduct@progress.com). The procedures to be followed for such reports are outlined in the Code of Conduct within the Compliance and Reporting of Violations Policy.

      Progress Software will handle all inquiries discretely and make every effort to maintain, within the limits allowed by law, the confidentiality of anyone requesting guidance or reporting questionable behavior and/or a compliance concern.

      It is Progress Software’s intention that this Code of Professional Ethics be its written code of ethics under Section 406 of the Sarbanes-Oxley Act of 2002 complying with the standards set forth in Securities and Exchange Commission Regulation S-K Item 406.

ANNUAL MEETING OF SHAREHOLDERS OF

PROGRESS SOFTWARE CORPORATION

April 22, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

▼ Please detach along perforated line and mail in the envelope provided. ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 1 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

PLEASE COMPLETE, DATE AND SIGN THIS PROXY BELOW AND MAIL IT IN THE ENCLOSED ENVELOPE TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. PLEASE SIGN EXACTLY AS NAME(S) APPEAR(S) ON STOCK CERTIFICATE. IF SHAREHOLDER IS A CORPORATION OR PARTNERSHIP, PLEASE HAVE AN AUTHORIZED OFFICER SIGN ON BEHALF OF THE CORPORATION OR PARTNERSHIP.

NOTE:	If you do not wish your shares voted “For” a particular nominee, mark the “For All Except” box and strike a line through name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

1.	To fix the number of directors constituting the full Board of Directors of the Company at six.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Election of Directors.

                                                           NOMINEES

☐	FOR ALL NOMINEES	O Joseph W. Alsop
O Larry R. Harris
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Roger J. Heinen, Jr. O Michael L. Mark O Scott A. McGregor
☐	FOR ALL EXCEPT (See instructions below)	O Amran Rasiel

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

3.	To approve an amendment to the Company’s 1991 Employee Stock Purchase Plan, as amended, to increase the maximum number of shares that may be issued under such plan from 2,300,000 shares to 3,200,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, IT WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Mark box at right if you plan to attend the Annual Meeting.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, April 22, 2004.

Thank you in advance for your prompt consideration of these matters.

Sincerely,
Progress Software Corporation

PROGRESS SOFTWARE CORPORATION

14 OAK PARK, BEDFORD MASSACHUSETTS 01730

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS — APRIL 22, 2004

     The undersigned shareholder of Progress Software Corporation, revoking all prior proxies, hereby appoints Joseph W. Alsop, Norman R. Robertson and Robert L. Birnbaum, or any of them acting singly, proxies, with full power of substitution, to vote all shares of Common Stock of Progress Software Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company’s office at 14 Oak Park, Bedford, Massachusetts on April 22, 2004, at 10:00 A.M., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated March 22, 2004, a copy of which has been received by the undersigned, and in their discretion, upon any other business that may properly come before the meeting or any adjournments thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke the proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person.

(Continued and to be signed on the reverse side)

COMMENTS: